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                                                       Exhibit 23.3


                 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this Registration Statement.


ARTHUR ANDERSEN LLP

San Antonio, Texas
June 12, 1997